Chino Commercial Bank Given Super Premier Performing Recognition

CHINO, Calif., April 5, 2013 /PRNewswire/ -- Chino Commercial Bank was recently recognized by The Findley Reports on Financial Institutions by receiving Findley's highest rating of "Super Premier Performing Bank" for the 2012 fiscal year. The Bank, which has branches in Chino, Ontario, and Rancho Cucamonga, received the recognition from Findley for its financial and operational performance during the 2012 year, including Profitability and Loan performance.

Dann H. Bowman, President and CEO stated, "Receiving the Findley Report's highest rating of Super Premier Performing is quite an honor. We are seeing a considerable improvement in the economy of the region and are pleased to be a part of this growing community. With strong capital and low loan losses, the Bank is in a good position to provide credit to our consumer and small business customers."

CONTACT: Dann H. Bowman, President and CEO or Sandra F. Pender, Senior Vice President and CFO, Chino Commercial Bank, N.A., 14245 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.